EXHIBIT 10.4

STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT (this “Agreement”), is made and effective as of this 5th day of August, 2004 (the “Grant Date”), by and between Sunair Electronics, Inc., a Florida corporation (“Sunair”), and each person set forth on Schedule 1 hereto (each an “Optionee”).

W I T N E S S E T H:

     WHEREAS, Sunair wishes to provide the Optionee the opportunity to purchase shares of common stock of Sunair;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, Sunair hereby grants the Optionee options to purchase shares of common stock of Sunair, upon the following terms and conditions:

1. GRANT OF OPTION

     Subject to the terms and conditions of this Agreement, Sunair hereby grants to the Optionee an option (the “Option”) to purchase an aggregate of Twenty Thousand (20,000) shares (the “Option Shares”) of Sunair’s common stock, $.10 par value per share (“Common Stock”). This Option is a non-qualified stock option which is not intended to meet the requirements of an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The grant of this Option is subject to and shall not be of any legal force or effect until the approval of such grant by the shareholders of Sunair at Sunair’s next annual meeting of shareholders.

2. EXERCISE PRICE

     The exercise price (“Option Price”) of this Option shall be $4.79 per Option Share. The Option Price of this Option shall be subject to adjustment in the event of changes in the capitalization of the Company, as set forth in Section 8 hereto.

3. TERM AND VESTING OF OPTION

     (a) Option Period. Subject to the provisions of this Section 3 and Section 6 hereof, this Option shall terminate and all rights to purchase shares hereunder shall cease on August 5, 2009 (such date being five (5) years from Grant Date).

     (b) Vesting and Exercisability. Subject to the provisions of Sections 1 and 6 hereof, this Option shall become vested on the date hereof (the “Vesting Date”).

4. MANNER OF EXERCISE AND PAYMENT

     (a) Exercise. This Option may be exercised to the extent vested as provided in Section 3 by delivery to Sunair on any business day, at its principal office, addressed to the attention of the Stock Option Administrator, of written notice of exercise, which notice shall specify the number of shares with respect to which this Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which this Option is being exercised, in accordance with Section 4(b) below. The minimum number of shares of Common Stock with respect to which this Option may be exercised, in whole or in part, at any time shall be the lesser of one hundred (100) shares or the maximum number of shares available for purchase under this Option at the time of exercise.

     (b) Payment. Payment of the Option Price for the shares of Common Stock purchased pursuant to the exercise of this Option shall be made in cash or in cash equivalents. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect.

     (c) Issuance of Certificates. Promptly after the exercise of this Option, Optionee shall be entitled to the issuance of a certificate or certificates evidencing his ownership of such shares of Common Stock. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Common Stock covered thereby are fully paid and issued to him and, except as provided in Section 8 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

5. TRANSFERABILITY OF OPTION

     Unless otherwise permitted by the Board in its sole and absolute discretion, this Option shall not be assignable or transferable by the Optionee, other than by will or the laws of descent and distribution.

6. TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY

     General. Upon the termination of the employment or other service of the Optionee with Sunair or any subsidiary (“Subsidiary”) of Sunair (Sunair and Subsidiary are collectively referred to herein as the “Company”), including by reason of death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of the Optionee, this Option shall expire two (2) years following the last day of the Optionee’s employment or service with the Company, or, if earlier, prior to the termination of this Option pursuant to Section 3(a) above. Options will be exercisable only to the extent they are exercisable on the date the Optionee’s employment or service terminates. Notwithstanding the foregoing provisions of this Section 6, the Board may provide, in its discretion, that following the termination of employment or service of Optionee with the Company, Optionee may exercise this Option, in whole or in part, at any time subsequent to such termination of employment or service and prior to termination of this Option pursuant to Section 3(a) above, either subject to or without regard to any vesting or other limitation on exercise imposed pursuant to Section 3(b) above. Temporary absence from employment or service because of illness, vacation, approved leaves of absence, military service and transfer of employment shall not constitute a termination of employment or service with the Company.

7. INVESTMENT INTENT, REGISTRATION

     (a) Investment Intent, Registration. The Optionee represents and warrants that the shares of Common Stock being acquired by him upon exercise of the Option are being acquired and will be acquired for his own account, and will not be sold or otherwise disposed of, except pursuant to (a) an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), which does not require the filing by Sunair with the Securities and Exchange Commission (“SEC”) of any registration statement, offering circular or other document, in which case, the Optionee shall first supply to an opinion of counsel (which counsel and opinion shall be satisfactory to Sunair) that such exemption is available, or (b) an effective registration statement filed by Sunair with the SEC under the Securities Act.

     (b) Legend. Until registered for resale in accordance with Section 7(d) hereof, the certificates representing the Common Stock shall bear substantially the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Sunair may place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.

     (c) Registration Rights for Common Stock; Filing of Registration Statement. Sunair will utilize reasonable best efforts to cause, prior to June 30, 2005 a registration statement to be filed under the Securities Act for the purpose of registering the Common Stock for resale by the Optionee thereof (the “Registration Statement”). Sunair will use reasonable efforts to have the Registration Statement become effective and cause the Common Stock to be registered under the Securities Act, as soon as is reasonably practicable following the filing.

     (d) Further information. If the Common Stock owned by the Optionee is included in any registration, such Optionee shall furnish Sunair such information regarding itself as Sunair may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

8. EFFECT OF CHANGES IN CAPITALIZATION

     (a) Recapitalization. If the outstanding shares of Common Stock of Sunair are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Sunair by reason of any recapitalization, reclassification, reorganization (other than as described in 8(b) below), stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of Sunair, or other increase or decrease in such shares effected without receipt of consideration by Sunair, an appropriate and proportionate adjustment shall be made by the Board in the number and kind of shares of Common Stock issuable upon exercise of this Option, and in the Option Price per share of this Option.

     (b) Reorganization. In the event of a Reorganization (as defined below) of Sunair, the Board may in its sole and absolute discretion, provide that (i) this Option is immediately exercisable or vested, without regard to any limitation imposed pursuant to this Agreement and/or (ii) that this Option terminates, provided however, that Optionee shall have the right, immediately prior to the occurrence of such Reorganization and during such reasonable period as the Board in its sole discretion shall determine and designate, to exercise any vested portion of this Option in whole or in part. In the event that the Board does not terminate this Option upon a Reorganization of Sunair then this Option shall upon exercise thereafter entitle the Optionee to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock would have been entitled to upon such Reorganization. For purposes of this Agreement a “Reorganization” of an entity shall be deemed to occur if such entity is a party to a merger, consolidation, reorganization, or other business combination with one or more entities in which said entity is not the surviving entity, if such entity disposes of substantially all of its assets, or if such entity is a party to a spin-off, split-off, split-up or similar transaction; provided, however, that the transaction shall not be a Reorganization if Sunair, any Parent or any Subsidiary is the surviving entity.

     (c) Dissolution or Liquidation. Upon the dissolution or liquidation of Sunair, this Option shall terminate. In the event of any termination of this Option under this Section 8(c), Optionee shall have the right, immediately prior to the occurrence of such termination and during such reasonable period as the Board in its sole discretion shall determine and designate, to exercise this Option in whole or in part, whether or not this Option was otherwise exercisable at the time such termination occurs and without regard to any vesting or other limitation on exercise imposed pursuant to Section 3 above.

     (d) Adjustments. Adjustments under this Section 8 related to stock or securities of Sunair shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

     (e) No Limitations. The grant of this Option hereunder shall not affect or limit in any way the right or power of Sunair to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

9. DISCLAIMER OF RIGHTS

     No provision of this Agreement shall be construed to confer upon any individual, including Optionee, the right to remain in the employ of or to continue in any other contractual relationship with Sunair or to interfere in any way with the right and authority of Sunair either to increase or decrease the compensation of any individual, including Optionee, at any time, or to terminate any employment or other relationship between any individual, including Optionee, and Sunair.

10. NONEXCLUSIVITY OF THIS AGREEMENT

     This Agreement shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options or stock appreciation rights.

11. MISCELLANEOUS

     (a) Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     (b) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Florida, without application to the principles of conflict of laws.

     (c) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when personally delivered, one day following the day when deposited with an overnight courier service for overnight priority service, such as Federal Express, for delivery to the intended addressee or three days following the day when deposited in the United States mails, first class postage prepaid, certified or registered mail, and addressed, in the case of Sunair, its principal place of business, and, in the case of Optionee, as set forth below Optionee’s signature on the last page hereof. Any person may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

     (d) Binding Nature of Agreement; Transferability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. This Agreement shall not be assignable or transferable by the Optionee other than by will or the laws of descent and distribution.

     (e) Severability. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

     (f) Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

     (g) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

     (h) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

     (i) Entire Agreement; Amendments. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

     (j) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and therefore strict construction shall be applied against any party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to the rules and regulations promulgated thereunder, unless the context requires otherwise. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

     (k) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

     (l) Pronouns. The use of any gender in this Agreement shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.

[SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SUNAIR ELECTRONICS, INC., a Florida corporation
By:	/s/ James Laurent
James Laurent, President

OPTIONEE: Name: ___________________________________________ Address: ___________________________________________ ___________________________________________

SCHEDULE I

Arnold Heggestad, Ph.D.
Gerard P. Laheney
Steven P. Oppenheim

9